AMENDED AND RESTATED
                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT

         This AMENDED AND RESTATED INTELLECTUAL PROPERTY PURCHASE AGREEMENT (this "Agreement"), dated as of August 8, 2004, is entered into between China Health Holding, Inc. ("Buyer"), a Nevada corporation, Julianna (Jenny) Lu ("Lu"), individually, and Xiao Fei Yu ("Yu"), individually ("Lu" and "Yu" together are "Sellers").

                                    RECITALS

         A. On May 1, 2004, Buyers and Sellers entered into a certain Purchasing Agreement for Products Formulas and Ownership (the "Purchase Agreement"), pursuant to which Buyer purchased from Sellers certain intellectual property rights to "26 100% natural medicinal products."

         B. Buyers and Sellers desire to amend and restate the Purchase Agreement in order to clarify certain ambiguous terms.

         C. Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, certain Transferred Intellectual Property (as defined below);

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                          DEFINITIONS; INTERPRETATION

     1.1 Certain Defined Terms. As used herein, the following terms shall have the following indicated meanings:

          (a) "Closing Date" shall mean May 1, 2004, the date on which the Purchase Agreement was executed.

          (b) "Products" shall mean the 26 100% natural medicinal products described in Schedule 1 hereto and all products derived from the 26 100% natural medicinal products described in Schedule 1.

          (c) "Sellers' Knowledge" or any similar phrase, shall mean the actual knowledge of Sellers as such knowledge may exist at the Closing Date after reasonable inquiry into the matter to which reference to Sellers' Knowledge is made.
                                       1

          (d) "Transferred Intellectual Property" shall mean all of Sellers' or Sellers' Affiliates' right, title and interest arising under federal, provincial, common or civil law in and to, if any, (i) all trademarks, servicemarks, trade dress, trade names, logos, designs, copyrights, copyright registrations, copyright applications and rights of publicity, if any, owned or possessed by Sellers, and (ii) all patents and patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), trade secrets, inventions, technology, know-how, improvements, processes, formulae, product formulations, recipes, ingredients and specifications owned by Sellers and used or held for use by Sellers or their Affiliates as of the Closing Date exclusively in connection with the manufacture of the Products described in Schedule 1.

     1.2 Interpretation. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not so stated. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The use of a particular gender in this Agreement is for convenience of reference only and shall not affect the interpretation of this Agreement. The titles, captions or headings of the Sections and Articles herein, are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                   ARTICLE II

                               PURCHASE AND SALE

     2.1 Transfer of Transferred Intellectual Property. Upon the terms and subject to the conditions contained herein, on the Closing Date, Sellers shall sell, convey, transfer, assign and deliver to Buyer all of Sellers' right, title and interest in, to and under the Transferred Intellectual Property, and Buyer shall purchase the Transferred Intellectual Property from Sellers. In addition, Sellers agree to execute and deliver either on the Closing Date or thereafter such assignment documents or other documents as Buyer may reasonably request in order to affect and record the transfer of the Transferred Intellectual Property.

     2.2 IP Purchase Price. As consideration for the sale by Sellers of the Transferred Intellectual

Property, Buyer shall:

          (a) (i) issue to Lu (or Lu's designee) on the Closing Date, TWO MILLION (2,000,000) shares of common stock, $.001 par value per share, of Buyer;
(ii) pay to Lu (or Lu's designee) on the Closing Date, $150,000 USD cash; and
(iii) pay to Lu (or Lu's designee) following the Closing Date and until May 1, 2029, a cash amount equal to 4.8% of Gross Revenue from sales of the Products; and

          (b) (i) issue to Yu (or Yu's designee) on the Closing Date, TWO HUNDRED THOUSAND (200,000) shares of common stock, $.001 par value per share, of Buyer; (ii) pay to Yu (or Yu's designee) on the Closing Date, $25,000 USD cash; and (iii) pay to Yu (or Yu's designee) following the Closing Date and until May 1, 2029, a cash amount equal to 0.2% of Gross Revenue from sales of the Products.

          (c) Gross Revenue shall be calculated on a monthly basis and cash amounts payable pursuant to Section 2.2(a) and 2.2(b) above shall be paid to Sellers within thirty (30) days after the end of each calendar month. Within ten
(10) days after the end of each calendar month, Buyer shall provide to Sellers a report stating the total number of sales of Products occurring during such month and the Gross Revenue for such month.

     2.3 Closing Costs; Transfer Taxes and Fees. Buyer shall pay the cost of all sales, use and transfer taxes arising out of the transfer of the Transferred Intellectual Property pursuant to this Agreement and shall pay all costs and expenses incurred in connection with obtaining or recording title to the Transferred Intellectual Property. The sales, use and transfer tax returns required by reason of the transfer of the Transferred Intellectual Property pursuant to this Agreement shall be timely prepared and filed by the party initially obligated by applicable regulation to make such filing. The parties agree to cooperate with each other in connection with the preparation and filing of such tax returns, in obtaining all available exemptions from such sales, use and transfer taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     3.1 Representations and Warranties. Sellers represent and warrant to Buyer, as of the date hereof, as follows:

          (a) Complete Schedule. Schedule 1 contains a complete and accurate list of all of the Products constituting the Transferred Intellectual Property.
(b) Rights Transferred. The Transferred Intellectual Property constitutes all of the intellectual property rights owned by Sellers or their Affiliates that are used or held for use exclusively in connection with the Products as presently conducted.

          (c) No Infringement. There are no contracts with any person or entity or court orders currently in effect which limit or restrict the right of Sellers to use, register, license or dispose of any of the Transferred Intellectual Property in any manner. Neither Sellers nor any of their Affiliates is a defendant to any legal action relating to, nor to Sellers' Knowledge have Sellers or any of their Affiliates otherwise been notified of, any claim that Sellers' use of the Transferred Intellectual Property in connection with the Products infringes, dilutes, misappropriates or otherwise violates the intellectual property or proprietary rights of any person or entity. To Sellers' Knowledge, there is no infringement, dilution, misappropriation or other violation by any person or entity of any Transferred Intellectual Property. To Sellers' Knowledge, Sellers' use of the Transferred Intellectual Property does not infringe, dilute, misappropriate or otherwise violate the intellectual property rights of any person or entity.

          (d) No Use by Third Parties. Sellers have not licensed, or in any other way authorized any third party to use in any manner, any of the Transferred Intellectual Property, and to Sellers' Knowledge, there is no unauthorized use thereof by any third party.

          (e) Valid Ownership. Sellers own or have a valid right to use, sell, license, dispose of, and bring actions for the infringement, dilution, misappropriation or other violation of each of the items of Transferred Intellectual Property, free and clear of all liens, security interests, encumbrances and other claims. (f) Protection of Confidential Information. Sellers and Sellers' Affiliates have taken reasonable steps necessary to protect Sellers' rights in material trade secrets, know-how or other confidential or proprietary information included in the Transferred Intellectual Property.

          (g) No Other Agreement. Neither Sellers nor any of their Affiliates have any commitment or legal obligation, absolute or contingent, to any person or entity other than Buyer to sell, assign, transfer or effect a sale of any of the Transferred Intellectual Property or to enter into any contract or agreement or cause the entering into of a contract or agreement with respect to the foregoing.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES AND COVENANTS OF BUYER

     4 Corporate Status and Capacity. Buyer represents and warrants to Sellers, as of the date hereof, that (i) Buyer is a corporation duly incorporated and validly existing under the laws of the State of Nevada; (ii) Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder; and (iii) this Agreement has been (or when executed and delivered, will have been) duly executed and delivered by Buyer and constitutes (or, when executed and delivered, will constitute) legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity).

                                    ARTICLE V

                         SURVIVAL AND INDEMNIFICATION.

     5.1 Survival of Representations, Etc. All representations and warranties of Sellers and Buyer contained in this Agreement shall survive the Closing Date. No claim may be made with respect to any alleged breach of a representation or warranty of Sellers or Buyer contained in this Agreement, whether for indemnification in respect thereof or otherwise, unless written notice of such claim setting forth the alleged breach and resulting claimed damages in reasonable detail is given to Sellers or Buyer, as applicable. No right to indemnification in respect of any breach of any representation or warranty of Sellers or Buyer contained in this Agreement shall be limited by reason of any investigation or audit conducted before or after the Closing Date or by the knowledge of any breach of a representation or warranty by the other party either before or after the Closing Date.

     5.2 Indemnification.


          (a) By Sellers. Sellers shall indemnify Buyer and its affiliates and their respective representatives, and hold each of them harmless from and against any and all damages incurred by any of them in connection with, arising out of, or resulting from (i) any breach or inaccuracy of any representation or warranty made by Sellers in this Agreement; or (ii) any failure by Sellers to perform any agreement, covenant or obligation of Sellers pursuant to this Agreement.

          (b) By Buyer. Buyer shall indemnify Sellers and their Affiliates and their respective representatives, and hold each of them harmless from and against any and all damages incurred by any of them in connection with, arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty made by Buyer in this Agreement, (ii) any failure by Buyer to perform any agreement, covenant or obligation of Buyer pursuant to this Agreement, or
(iii) the Transferred Intellectual Property from and after the Closing Date.

     5.3 Notice of Claims . If a claim for damages (a "Claim") is proposed to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against the party from whom indemnification is claimed (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to damages for which indemnification may be sought under this Section 5.3. If any legal action is commenced against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within ten (10) business days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party is materially prejudiced thereby. A Claim Notice shall describe in reasonable detail the nature of the Claim, including an estimate of the amount of damages that have been or may be suffered or incurred by the Indemnified Party attributable to such Claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

     5.4 Assumption of Defense of Third Party Claims. After receipt of a Claim Notice with respect to a claim, demand or action initiated by a Person which is not a party to this Agreement (a "Third Party Claim"), the Indemnifying Party shall be entitled, if it so elects, at its own cost, risk and expense, (i) to take control of the defense and investigation of such Third Party Claim and (ii) to employ and engage attorneys of its own choice to handle and defend the same. If the Indemnifying Party fails to assume the defense of such Third Party Claim within ten (10) business days after receipt of the Claim Notice, the Indemnified Party against which such Third Party Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The party that assumes the defense of the Third Party Claim, shall keep the other party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if the Indemnified Party establishes that the conduct of its defense by the Indemnifying Party would reasonably be likely to prejudice materially the Indemnified Party due to a conflict of interest between the Indemnified Party and the Indemnifying Party or their legal counsel; and provided further that in any event the Indemnified Party may participate in such defense at its own expense.

     5.5 Settlement of Third Party Claims . In the event that the Indemnified Party settles any Third Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no further indemnification obligations under this Article V with respect to such Third Party Claim; provided, however, that if the Indemnifying Party refuses to defend or otherwise handle such Third Party Claim and it is subsequently determined that the Indemnifying Party is or was obligated to defend or indemnify the Indemnified Party with respect to such Third Party Claim, then the Indemnifying Party shall remain obligated with respect to such settlement amount. If the Indemnifying Party controls the defense of any such Third Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed) before entering into any settlement of a Third Party Claim or ceasing to defend such Third Party Claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief shall be imposed against the Indemnified Party or if such settlement or cessation does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim, without prejudice. In the event that the Indemnifying Party proposes a settlement to any Third Party Claim which the Indemnifying Party is or was entitled to defend, which settlement is satisfactory to the party instituting such Third Party Claim, and the Indemnified Party withholds its consent to such settlement, and thereafter a final judgment is entered against the Indemnifying Party or Indemnified Party pursuant to which damages exceed the amount of the proposed settlement, then in such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Article V against and in respect of the amount by which the damages resulting from such final judgment exceed the amount of the proposed settlement.

     5.6 Cooperation. In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use reasonable efforts to vigorously defend against and respond thereto and make reasonably available to each other such personnel, witnesses, books, records, documents or other information within its control that are necessary or appropriate for such defense (except for trade secrets, documents subject to any confidentiality agreement, attorney-client privilege or other applicable privilege and such items which may not be made available pursuant to a court order).

     5.7 Equitable Remedies; Remedies Cumulative .


          (a) Specific Performance. Buyer acknowledges that its failure to comply with its obligations under this Agreement may result in irreparable harm to Sellers. Sellers' right to commence any action at law or in equity under this Agreement or in connection with any other claim arising out of or relating to Buyer's obligations under this Agreement will include, but not be limited to, the right to assert a claim for specific performance of Buyer's obligations thereunder without the need to post any bond or for any other undertaking. Sellers shall not be required to prove actual damages in any such action for specific performance.

          (b) Remedies Cumulative. The rights of Buyer under Section 5.2 shall be the exclusive remedy of Buyer with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Sellers contained in this Agreement or any other agreement, certificate or instrument contemplated hereby or in any other manner relating to the purchase and sale of the Transferred Intellectual Property or the transactions contemplated hereby or thereby. The rights of Sellers under Section 5.2 shall be the exclusive remedy of Sellers with respect to claims based upon a breach or alleged breach of the representations, warranties and covenants of Buyer contained in this Agreement and any other agreement, certificate or instrument contemplated hereby or in any other manner relating to the purchase and sale of the Transferred Intellectual Property or the transactions contemplated hereby or thereby, except in the case of fraud, in which case, the foregoing limitation shall not apply. Except as expressly set forth in this Agreement, neither Sellers nor any of their representatives or affiliates makes or has made any representations or warranties, express or implied, in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, the Transferred Intellectual Property shall be transferred to Buyer pursuant to this Agreement in their present condition, "AS IS", with all faults, and without any warranty, express or implied. Buyer and Sellers agree that the limitations of liability set forth in this Article V are reasonable under the circumstances existing as of the date hereof.

                                   ARTICLE VI

                                 MISCELLANEOUS.

     6.1 Further Assurances. Each of Sellers and Buyer will use reasonable efforts to implement the provisions of this Agreement, including but not limited to the execution and delivery of such other documents (including any license, assignment or assumption agreement, official certificate of registration, renewal, transfer or other document supporting ownership of trademarks) in addition to those specifically set forth in this Agreement, in form and substance reasonably satisfactory to the other party, as may be reasonably deemed necessary to implement any provision of this Agreement.

     6.2 Assignment. Except as provided below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. Sellers may assign or delegate any of their rights or obligations hereunder, in whole or in part, to one or more of Sellers' Affiliates without the prior written consent of Buyer; provided that such assignment or delegation shall not release Sellers from their obligations hereunder. Buyer may assign or delegate any of its rights or obligations hereunder in whole or in part (i) to one or more subsidiaries of Buyer, and (ii) with the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed) to one or more affiliates of Buyer. In addition, notwithstanding the foregoing, any assignment of rights or obligations under this Agreement shall not relieve the assigning party of any of its obligations hereunder.

     6.3 Notices . Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when received if personally delivered; (ii) when transmitted if transmitted by telecopy transmission only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telecopy outside of normal business hours, or otherwise on the next business day after transmission, in each case, with confirmation of successful transmission received by the sender; (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., DHL, UPS or Federal Express); and (iv) upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent as indicated below:

If to Julianna (Jenny) Lu, addressed to:

         Julianna (Jenny) Lu
         Le Soleil Hotel, Suite 609
         567 Hornby Street
         Vancouver, BC Canada V6C 2E8

If to Xiao Fei Yu, addressed to:

         Xiao Fei Yu
         Dept. of Philosophy
         P.O. Box 1070
         Beijing 100091 PR China

If to Buyer, addressed to:

         Attn: Julianna (Jenny) Lu
         China Health Holding, Inc.
         Suite 3400 - 666 Burrard St.
         Park Place
         Vancouver, BC Canada V6C 2X8

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     6.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada (without reference to its choice of law provisions).

     6.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Nevada, or, if it has or can acquire jurisdiction, in the federal courts located in the State of Nevada, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     6.6 Dispute Resolution; Mediation. In the event of any controversy or dispute related to or arising out of this Agreement or the transactions contemplated hereby, the parties agree to promptly meet and confer in good faith to attempt to resolve the controversy or dispute without an adversarial proceeding. Upon the mutual agreement of the parties, if the controversy or dispute is not resolved, the parties may submit the controversy or dispute to non-binding mediation upon terms to be mutually agreed by the parties at the time of the mediation. The parties reserve the right to contest the mediator's decision in a formal judicial process.

     6.7 Waiver of Trial by Jury. In the event any controversy or dispute related to or arising out of this Agreement or the transactions contemplated hereby, is contested in a formal judicial process, each party hereby expressly waives any right to trial by jury of any such action.

     6.8 Entire Agreement; Amendments and Waivers . This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     6.9 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.10 Facsimile Signatures. Any signature page delivered via a fax machine shall be binding to the same extent as an original signature page. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     6.11 Expenses. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect and the fees, costs and expenses of any investment banker, advisor or broker.

     6.12 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other agreement, certificate or instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     6.13 Public Statements . Except as may be required by applicable regulations or the rules of any stock exchange, no public announcement regarding this Agreement or the transactions contemplate hereby (which announcement contains any of the financial terms hereof) shall be made by either party or their representatives or affiliates, without the prior agreement of the other party, which agreement shall not be unreasonably withheld or delayed.

     6.14 No Third-Party Beneficiary . The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions; provided, however that the directors, officers, employees, shareholders, partners and representatives of Buyer and Sellers are intended third party beneficiaries of Section 5.2(a) and 5.2(b), as applicable. Except for the persons described in the immediately preceding sentence, the parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their respective successors, shall have any right hereunder nor any right of enforcement hereof.

     6.15 Representation of Counsel; Mutual Negotiation . Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the parties, at arm's-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party. The parties' respective counsel may not be disqualified from representing their clients in indemnification or other disputes arising out of this transaction by virtue of such counsel's prior representation of the other party in an unrelated matter.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly or authorized officers as of the day and year first written above.

                                    SELLERS:

                                /s/ Julianna Lu
                                -----------------------------------------------

                                Julianna (Jenny) Lu

                                /s/ Xiao Fei Yu
                                -----------------------------------------------

                                Xiao Fei Yu


                                    BUYER:

                                CHINA HEALTH HOLDING, INC.


                               /s/ Julianna Lu
                               -----------------------------------------------
                                By:    Julianna (Jenny) Lu
                                Title: President and CEO




          [Signature Page to Intellectual Property Purchase Agreement]

                                  SCHEDULE 1
                        TRANSFERRED INTELLECTUAL PROPERTY

o VG-KING. A natural tonic for men's health, formulated specifically for the male genitor-urinary system.
o VG-QUEEN. A natural product for women's health, formulated specifically for the female reproductive system.
o VG-VITAL. This formula acts as a natural energy resource and anti-oxidant. This product also is marketed as an anti-fatigue and anti-aging agent and as a supplement to restore qii.
o VG-CARDIOVASCULAR. Designed to improve the function of the cardiovascular system, thereby improving overall health.
o         VG-IMMUNE. Enhances and restores the body's immune system.
o VG-BRAIN & MEMORY. Designed to increase blood flow to the brain and cerebral system to improve memory and cerebral functions.
o VG-LIVER. Improves liver function and protects it from damage from inflammation, oxidation and infections such as Hepatitis.
o VG-LUNG. Designed to improve and assist the functioning of the upper respiratory tract and lungs. This product also is marketed to increase respiratory ventilation for athletes.
o VG-ALLERGY. Designed to reduce the allergic reactions of the human body. This product is marketed to prevent allergic reactions and assist in recovery from allergic reactions.
o VG-EYE. Formulated specifically to improve eyesight and help eyes function properly. This product consists of several herbal ingredients that have a long medical history of benefits for the eye and the optic n nerve system.
o VG-LONGEVITY. A special formula for prolonging people's life by reducing the progress of aging. This product is designed to assist the body at multiple system levels, including the immune, nervous, cardiovascular and respiratory systems.
o VG-ANTI-DIABETIC. A special formula designed to assist diabetics with managing their blood glucose levels and resisting infection.
o VG-ANTI-TUMOR. Formulated specifically for cancer patients who are undergoing chemotherapy treatment. This product is designed to help fight cancerous growths.
o VG-ANTI-COLD. Powerful anti-viral formula to help fight colds and viruses.
o VG-PROSTATE. Designed to improve the prostate and reduce the risk of prostate cancer.
o VG-WEIGHT CONTROL. Formulated to assist individuals with their weight loss goals.
o VG-SRP (Seven Rare Pill for Nourishing Hair). Specifically formulated to enhance deficiencies of the liver and kidney, improve the early graying of hair, reduce nocturnal emission spermatorrhoea and decrease lassitude in loin and knee.
o VG-MP (Motherwort Pill with Eight Precious Ingredients). Designed to enhance the tonifying qui and blood, regulate menstruation, prevent miscarriage, enhance female regeneration functions and improve the body's energy and endurance levels.
o VG-EPP (Decoction of Eight Precious Products for Refreshing). Designed to relieve acute alcoholism and reduce restlessness.
o VG-PTI (Pill of Two Immortal). Designed to enhance kidney functions to reduce seminal emission. o VG-FZB (Five-zi Bolus for Generation). Primarily for men, this product is designed to replenish and nourish marrow and promote flow of kidney qii. This product was formulated for kidney problems, impotence, premature ejaculation and early graying of hair.
o VG-FKB (Five Kernel Bolus). Moistens the intestines to relieve constipation.
o VG-LYZRW (Bolus of Longyan Aril and Wild Jujube Seed). Enriches the blood, tranquilize the mind, tone the kidney and arrest spontaneous emission.
o VG-ZMGQW (Bolus of Sesame Seed and Wolfberry Fruit). Designed to invigorate the liver and kidney and help prevent premature graying of hair.
o VG-ZMHTW (Bolus of Walnut and Sesame Seed). Designed to invigorate the liver, tone the kidney, improve eyesight and moisten the intestines.
o VG-LZFLG (Cake of Lotus Seed and Poria). Designed to strengthen the spleen and relieve mental stress.